EXHIBIT 10.77

HIBERNIA

[DATE]

5 VESTING DATES
VESTING OVER 4 YEARS

Grant No. [GRANT NO.]

[NAME]

[ADDRESS]

RE:	Notice and Acceptance of Grant of Restricted Stock

Dear [NAME]:

Under the terms of the Hibernia Corporation (the “Company”) 2003 Long-Term Incentive Compensation Plan, as amended (the “Plan”), you are hereby granted shares of the Company’s no par value Class A voting common stock (the “Common Stock”) subject to the terms and conditions contained in this letter and in the Plan. By execution below, you acknowledge and agree to be bound by the terms and conditions described herein and the provisions of the Plan. Unless otherwise defined below, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

1. Grant. Effective as of [DATE] (the “Effective Date”), the Company hereby grants to you [SHARES] shares of Common Stock (the “Restricted Stock”), provided that during the Restriction Period (as defined below), such shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and provided further that during the Restriction Period, such shares shall be subject to forfeiture as provided in paragraph 4 below (the restrictions to which the shares are subject during the Restriction Period are collectively referred to as the “Forfeiture Restrictions”).

The shares of Restricted Stock granted hereunder shall be held in escrow in a book entry account with the Company’s stock transfer agent, pending the lapse of the Restriction Period. Alternatively, the Company may, in its discretion, issue in your name a certificate or certificates representing the number of shares of Restricted Stock granted hereunder, which may be legended to reflect the terms and conditions set forth herein and which certificates, if issued, shall be held in escrow, pending the lapse of the Restriction Period. As a condition of the grant hereunder, you agree to execute stock powers endorsed in blank, if requested by the Committee or its designee.

Pending the lapse of the Forfeiture Restrictions or the forfeiture of all or a portion of the Restricted Shares, you are entitled to the rights of a shareholder with respect to the Restricted

Stock, including the right to vote the shares and to receive dividends if, as and when declared by the Board of Directors.

2. Restriction Period. Except as expressly provided herein, the restrictions set forth in paragraph 1 and the forfeiture provisions set forth in paragraph 4 hereof shall commence as of the Effective Date and shall lapse as follows:

a.	As of [DATE], as to one-fifth of the aggregate number of shares of Restricted Stock granted hereunder;

b.	As of [DATE], as to an additional one-fifth of the aggregate number of shares of Restricted Stock granted hereunder; and

c.	As of [DATE], as to an additional one-fifth of the aggregate number of shares of Restricted Stock granted hereunder; and

d.	As of [DATE], as to an additional one-fifth of the aggregate number of shares of Restricted Stock granted hereunder; and

e.	As of [DATE], as to the remaining one-fifth of the aggregate number of shares of Restricted Stock subject to the grant.

(the period as to which a group of shares is subject to the restrictions set forth in paragraph 1 and the forfeiture provisions set forth in paragraph 4 hereof is referred to herein as the “Restriction Period”).

3. Further Limitations. A purpose of the Company in granting Restricted Stock is to encourage you to become a long-term shareholder of the Company. Consistent with this purpose, you agree that if Restricted Stock is transferred to you at the expiration of the Restriction Period free of Forfeiture Restrictions, you will not sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Common Stock (other than by will or by the laws of descent and distribution), for the one-year period following the date the Forfeiture Restrictions lapse (the “Additional Holding Period”). You agree that shares of Common Stock subject to the Additional Holding Period may be held by the Company, in escrow, pending lapse of the Additional Holding Period.

4. Termination of Employment. If your employment with the Company and its Affiliates is terminated prior to the expiration of the Restriction Period, the following shall apply:

a.	If you terminate employment prior to the lapse of the Restriction Period on account of your death, Disability or Retirement, all remaining Forfeiture Restrictions, if any, shall lapse, and no Additional Holding Period shall apply to any shares acquired hereunder. Any shares acquired hereunder as to which Forfeiture Restrictions had previously lapsed that are still subject to the Additional Holding Period shall cease to be subject to the Additional Holding Period.

b.	If you terminate employment prior to the lapse of the Restriction Period for any other reason, including Cause, all shares of Restricted Stock then subject to Forfeiture Restrictions shall be forfeited and any affected certificates or book entry accounts evidencing such shares shall be canceled by the Company as of the date of such termination, without the requirement of further notice or the payment of compensation. Any shares acquired hereunder as to which Forfeiture Restrictions had previously lapsed that are still subject to the Additional Holding Period shall continue to be subject to the Additional Holding Period.

5. Change of Control. Provided that the Restricted Stock granted hereunder has not otherwise been forfeited or canceled, upon the occurrence of a Change of Control (as defined in the Plan) all Forfeiture Restrictions and the Additional Holding Period limitation shall lapse as to the aggregate number of shares of Restricted Stock granted hereunder.

6. Taxes. When the Forfeiture Restrictions lapse with respect to all or part of the Restricted Stock, the Fair Market Value of the shares (determined at the time the restrictions lapse) will be treated as compensation, reported by the Company on IRS Form W-2, and subject to federal, state and local income and employment taxes. You must satisfy your portion of the tax withholding on or prior to the date the Forfeiture Restrictions lapse. You may satisfy your portion of the tax withholding obligation, in whole or in part, by:

a.	Making an advance irrevocable election directing the Company to withhold such taxes from the payment of shares of Common Stock;

b.	Tendering shares of Common Stock acquired on the open market or held by you for a period of not less than six months; or

c.	Delivering to the Company cash or cash equivalents sufficient to satisfy the tax withholding.

In the case of subparts 6(a) or (b) above, the Common Stock tendered or withheld shall have a Fair Market Value of not more than an amount equal to the minimum statutory withholding (based on supplemental rates) for federal and state income taxes, plus employment taxes. Fair Market Value shall be determined in accordance with the Plan.

An election is available under Code Section 83(b) to accelerate taxation of the compensation to the Effective Date in an amount determined by the Fair Market Value of the shares as of the Effective Date. You should be aware that if you make this election, it must be made and furnished to the Internal Revenue Service and the Company (to the attention of the Corporate Secretary) within 30 days after the Effective Date and that the election is irrevocable. Also, if you make this election, you must satisfy your portion of the tax withholding on or prior to the date of your election, and you may not satisfy the withholding by directing the Company to withhold taxes from the payment of shares. By execution below, you acknowledge that the Company has not provided you with tax advice with respect to your grant of Restricted Stock or such election.

7. No Assignment. The grant described herein shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

8. Additional Requirements. You acknowledge that Common Stock acquired hereunder may bear such legends as the Committee or the Company deems appropriate to comply with applicable federal or state securities laws or under the terms of the Plan. In connection therewith and prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable federal or state securities laws.

9. Employment Rights. Neither this agreement nor the grant of Restricted Stock shall be deemed to confer upon you any right to continue employment with the Company or any Affiliate or interfere, in any manner, with the right of the Company or an Affiliate to terminate your employment, whether with or without Cause, in its sole discretion.

10. Amendment. The terms and conditions set forth herein may be amended by the written consent of the parties hereto.

11. Return of Economic Value. Under certain circumstances, if you voluntarily terminate or if you are terminated for Cause, you may be required to return to the Company all or a portion of the Economic Value of the Restricted Stock as described in Section 11.6 of the Plan. (The terms “Cause” and “Economic Value” are used as defined in the Plan.) If a Change of Control occurs prior to your termination, this Section 11 shall not apply, and you shall not be required to return to the Company the Economic Value of the Restricted Stock.

12. Additional Restrictions. You acknowledge that the Restricted Stock granted hereunder is subject to additional restrictions set forth in the Plan and that the Committee possesses the authority to administer the grant hereunder, in its discretion.

HIBERNIA CORPORATION

By:
[NAME]
Its:	[TITLE]

ACKNOWLEDGMENT AND AGREEMENT

I acknowledge that the Restricted Stock granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, in addition to the terms and conditions of this agreement. By execution of this agreement, I acknowledge that I have previously received a copy of the Plan and a prospectus and that no member of the Committee or the Board of Directors shall be liable for any action or determination taken in good faith with respect to the Plan or any grant or award hereunder.

Signature

Date:

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